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EXHIBIT 32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        In connection with the Annual Report on Form 10-KSB of Solera National Bancorp, Inc. (the "Company") for the annual period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SOLERA NATIONAL BANCORP, INC.
Dated: March 27, 2008
By: /s/ Paul M. Ferguson Paul M. Ferguson President (Principal Executive Officer)
Dated: March 27, 2008
By: /s/ Robert J. Fenton Robert J. Fenton Vice President, Secretary and Treasurer (Principal Accounting and Financial Officer)

        A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Solera National Bancorp, Inc. and will be retained by Solera National Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.